EXHIBIT 1



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, no par value, of MKS Instruments, Inc., a Massachusetts corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 7, 2002.

     This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


                                            EMERSON ELECTRIC CO.


                                            By: /s/ Harley M. Smith
                                                --------------------------------
                                                Name:  Harley M. Smith
                                                Title: Assistant Secretary


                                            ASTEC AMERICA, INC.


                                            By: /s/ David C. Moon
                                                --------------------------------
                                                Name:  David C. Moon
                                                Title: Vice President